Exhibit (c)(i)

October 15, 2023 The Special Committee of the Board of Directors Consolidated Communications Holdings, Inc. 2116 South 17th Street Mattoon, Illinois 61938 Members of the Special Committee: We understand that Condor Holdings LLC (the "Parent"), Condor Merger Sub Inc., a wholly owned subsidiary of the Parent ("Merger Sub"), and Consolidated Communications Holdings, Inc. (the "Company"), propose to enter into an Agreement and Plan of Merger (the "Agreement"), which provides, among other things, for the merger of Merger Sub with and into the Company with the Company surviving the merger (the "Surviving Corporation") as a wholly owned subsidiary of the Parent (the "Transaction"), and that, in connection with the Transaction, each issued and outstanding share of common stock, par value $0.01 per share, of the Company (the "Company Shares") ( other than (i) shares held by the Company as treasury stock, (ii) shares held by Merger Sub, (iii) shares held by any direct or indirect wholly owned subsidiary of the Company or Parent (other than Merger Sub), (iv) shares subject to Company Awards (as defined in the Agreement), (v) shares held directly by Parent, which shares shall be automatically converted into validly issued, fully paid and nonassessable shares of common stock, no par value per share, of the Surviving Corporation (the "Rollover Shares") and (vi) Dissenting Shares (as defined in the Agreement) ((i) through (vi), collectively, the "Excluded Shares")) will be cancelled and converted into the right to receive $4.70 in cash (the "Merger Consideration"). The terms and conditions of the Transaction are more fully set forth in the Agreement. The special committee of the board of directors (the "Board") of the Company (such committee, the "Special Committee") has requested our opinion as to whether the Merger Consideration payable to the holders of Company Shares (other than the Excluded Shares) in the Transaction pursuant to the Agreement is fair, from a financial point of view, to the Unaffiliated Stockholders (as defined in the Agreement). In arriving at our opinion set forth below, we have, among other things: (i) reviewed a draft of the Agreement dated October 15, 2023; (ii) reviewed certain publicly available business and financial information that we deemed to be generally relevant concerning the Company and the industry in which it operates, including certain publicly available research analyst reports and the reported price and historical trading activity for the Company Shares; (iii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed generally relevant and the consideration received in such transactions; (iv) compared the financial and operating performance of the Company with publicly available information concerning certain other public companies we deemed generally relevant, including data related to public market trading levels and implied trading multiples; (v) reviewed certain internal financial and operating information with respect to the business, operations and prospects of the Company, including certain financial forecasts relating to the Company prepared by the management of the Company and approved for our use by the Special Committee (the "Forecasts"); and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion. In addition, we have held discussions with certain members of the management of the Company regarding the Transaction,

Special Committee of the Board of Directors Consolidated Communications Holdings, Inc. October 15, 2023 Page 2 the past and current business operations and financial condition and prospects of the Company, the Forecasts and certain other matters we believed necessary or appropriate to our inquiry. In arriving at our opinion, we have, with your consent, relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished or made available to us by the Company and its associates, affiliates and advisors, or otherwise reviewed by or for us, and we have not assumed any responsibility or liability therefor. We have not conducted any valuation or appraisal of any assets or liabilities of the Company (including, without limitation, real property owned by the Company or to which the Company holds a leasehold interest), nor have any such valuations or appraisals been provided to us, and we do not express any opinion as to the value of such assets or liabilities. We have not evaluated the solvency or fair value of the Company or Parent under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. In addition, we have not assumed any obligation to conduct any physical inspection of the properties or the facilities of the Company or Parent. At your direction , we have used and relied upon the Forecasts for purposes of our opinion. In relying on the Forecasts, we have assumed, at your direction and at the direction of the Company, that they have been reasonably prepared by the management of the Company based on assumptions reflecting the best currently available estimates and judgments by the Company's management and by the Special Committee as to the expected future results of operations and financial condition of the Company. We express no view as to the reasonableness of the Forecasts and the assumptions on which they are based. We have assumed that the transactions contemplated by the Agreement will be consummated as contemplated in the Agreement without any waiver or amendment of any terms or conditions, including, among other things, that the parties will comply with all material terms of the Agreement and that in connection with the receipt of all necessary governmental, regulatory or other approvals and consents required for the Transaction, no material delays, limitations, conditions or restrictions will be imposed. For purposes of rendering this opinion, we have assumed that there has not occurred any material change in the assets, financial condition, results of operations, business or prospects of the Company since the date of the most recent financial statements and other information, financial or otherwise, relating to the Company made available to us, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading. We do not express any opinion as to any tax or other consequences that may result from the Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters. We have relied as to all legal, tax and regulatory matters relevant to rendering our opinion upon the assessments made by the Company and its other advisors with respect to such issues. In arriving at our opinion, we have not taken into account any litigation, regulatory or other proceeding that is pending or may be brought against the Company or any of its affiliates. In addition, we have relied upon and assumed, without independent verification, that the final form of the Agreement will not differ in any material respect from the draft of the Agreement reviewed by us. Our opinion is necessarily based on securities markets, economic, monetary, financial and other general business and financial conditions as they exist and can be evaluated on, and the information made available to us as of, the date hereof and the conditions and prospects, financial and otherwise, of the Company as they were reflected in the information provided to us and as they

Special Committee of the Board of Directors Consolidated Communications Holdings, Inc. October 15, 2023 Page 3 were represented to us in discussions with the management of the Company. We are expressing no opinion herein as to the price at which the Company Shares will trade at any future time. Our opinion is limited to the fairness, from a financial point of view, to the Unaffiliated Stockholders of the Merger Consideration payable to the holders of Company Shares (other than the Excluded Shares) in the Transaction pursuant to the Agreement. We do not express any opinion as to the Company's, the Board's or the Special Committee's underlying business decisions to engage in the Transaction or the relative merits of the Transaction as compared to any alternative transaction. We were not requested to solicit, and did not solicit, interest from other parties with respect to a Transaction. We have not been asked to, nor do we, offer any opinion as to the terms, other than the Merger Consideration to the extent expressly set forth herein, of the Transaction, the Agreement or any other agreement entered into in connection with the Transaction. We and our affiliates are engaged in a wide range of financial advisory and investment banking activities. In addition, in the ordinary course of their asset management, merchant banking and other business activities, our affiliates may trade in the securities of the Company, Parent, Searchlight Capital Partners, L.P., an affiliate of Parent ("Searchlight"), British Columbia Investment Management Corporation, an affiliate of Parent ("BCI"), and any of their respective affiliates, for their own accounts or for the accounts of their affiliates and customers, and may at any time hold a long or short position in such securities. We are acting as financial advisor to the Special Committee with respect to the Transaction and will receive a fee from the Company for our services, a portion of which is payable upon delivery of this opinion and the remaining portion of which is contingent upon the consummation of the Transaction. In addition, the Company has agreed to reimburse certain of our expenses and indemnify us against certain liabilities that may arise out of our engagement. We and/or our affiliates are currently providing certain financial advisory services to affiliates and/ or portfolio companies of Searchlight in connection with matters unrelated to the Transaction for which we and/ or our affiliates may receive fees for our services, including representing an affiliate of Searchlight in connection with an acquisition of Gresham House plc. We and our affiliates may in the future provide financial services to the Company, Parent, Searchlight, BCI and/ or their respective affiliates in the ordinary course of our businesses from time to time and may receive fees for the rendering of such services. This opinion is provided for the benefit of the Special Committee in connection with and for the purpose of its evaluation of the Transaction. This opinion should not be construed as creating any fiduciary duty on our part to any party. This opinion does not constitute a recommendation to the Special Committee as to whether to approve the Transaction or a recommendation as to whether or not any holder of Company Shares should vote or otherwise act with respect to the Transaction or any other matter. In addition, the Special Committee has not asked us to address, and this opinion does not address, (i) the fairness to, or any other consideration of, the holders of any class of securities (other than the Unaffiliated Stockholders and then only to the extent expressly set forth herein) or creditors or other constituencies of the Company, (ii) the fairness to, or any other consideration of, (x) the holders of Series A Perpetual Preferred Stock, par value $0.01 per share, of the Company or (y) the holders of the Rollover Shares or (iii) the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Parent, the Company, or any class of such persons, whether relative to the Merger Consideration pursuant to the Agreement or otherwise.

Special Committee of the Board of Directors Consolidated Communications Holdings, Inc. October 15, 2023 Page 4 This opinion is given and speaks only as of the date hereof. It should be understood that subsequent developments may affect this opinion and the assumptions used in preparing it, and we do not have any obligation to update, revise, or reaffirm this opinion. This opinion has been approved by the Global Advisory Commitment Committee of Rothschild & Co US Inc. On the basis of and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration payable to the holders of Company Shares (other than the Excluded Shares) in the Transaction pursuant to the Agreement is fair, from a financial point of view, to the Unaffiliated Stockholders. Very truly yours, /s/ Rothschild & Co US Inc. ROTHSCHILD & CO US INC.